UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

SAFETY INSURANCE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 20, 2020

The following Notice of Change relates to the Proxy Statement of Safety Insurance Group, Inc. (the "Company"), dated April 9, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Shareholders to be held on Wednesday, May 20, 2020. This Supplement is being filed with the Securities and Exchange Commission and was made available to shareholders and others by means of a press release that was issued on May 7, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

SAFETY ANNOUNCES A CHANGE FOR 2020 ANNUAL MEETING OF SHAREHOLDERS

Boston, Massachusetts, May 7, 2020. Safety Insurance Group, Inc. (NASDAQ: SAFT) today announced a change for its 2020 Annual Meeting of Shareholders scheduled for Wednesday, May 20, 2020, at 10:00 a.m. to include a teleconference number for shareholders to dial-in remotely. This change is being implemented in light of the health risks associated with the coronavirus (COVID-19) pandemic.

While attendance in person at the Annual Meeting will still be permitted at the original location, 20 Custom House Street, Boston, Massachusetts 02110, the Company urges shareholders to carefully consider the personal and community health risks associated with attending the Annual Meeting in person in light of the coronavirus pandemic. Shareholders will be able to listen to a live teleconference of the meeting by dialing in at (866) 295-5205. The participation code for the meeting is 9510600. We will be taking questions from Shareholders only in advance of the meeting to reduce the risk of technology problems. If you have questions, please email them to InvestorRelations@SafetyInsurance.com by May 19, 2020. We will answer as many questions as possible at the meeting.

Please be advised that shareholders will not be deemed to be “present” and will not be able to vote their shares, or revoke or change a previously submitted vote, at the Annual Meeting by participating in the live audio presentation of the Annual Meeting. As a result, to ensure that your vote is counted at the Annual Meeting, the Company strongly urges shareholders to submit their proxies or votes in advance of the Annual Meeting using one of the available methods described in the Proxy Statement and proxy card.

The process for voting shares at the 2020 Annual Meeting of Shareholders remains the same, as detailed in the previously distributed Notice of Availability of Proxy Materials for the 2020 Annual Meeting of Shareholders sent to the Company’s shareholders of record as of the record date, March 30, 2020. The proxy card included with the proxy materials previously distributed to shareholders will not be updated to reflect the change and may continue to be used to vote your shares in connection with the Annual Meeting.

About Safety:  Safety Insurance Group, Inc., based in Boston, MA, is the parent of Safety Insurance Company, Safety Indemnity Insurance Company, and Safety Property and Casualty Insurance Company.  Operating exclusively in Massachusetts, New Hampshire, and Maine, Safety is a leading writer of property and casualty insurance products, including private passenger automobile, commercial automobile, homeowners, dwelling fire, umbrella and business owner policies.

Additional Information:  Press releases, announcements, U. S. Securities and Exchange Commission (“SEC”) Filings and investor information are available under “About Safety,” “Investor Information” on our Company website located at www.SafetyInsurance.com.  Safety filed its December 31, 2019 Form 10-K with the SEC on February 28, 2020 and urges shareholders to refer to this document for more complete information concerning Safety’s financial results.

Contacts:

Safety Insurance Group, Inc.

Office of Investor Relations

877-951-2522

InvestorRelations@SafetyInsurance.com